UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2018

NEOTHETICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9171 Towne Centre Drive, Suite 250, San Diego, CA 92122

(Address of principal executive offices, with zip code)

(858) 750-1008

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 8.01	Other Events.

On October 17, 2017, Neothetics, Inc., a Delaware corporation, or Neothetics, Evofem Biosciences, Inc., a Delaware corporation, or Evofem, and Nobelli Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Neothetics, or Merger Sub, entered into an agreement and plan of merger and (as may be amended from time to time, the Merger Agreement) that provides for, among other things, the merger of Merger Sub with and into Evofem Biosciences, with Evofem Biosciences continuing as the surviving entity and becoming a wholly owned subsidiary of Neothetics, on the terms and conditions set forth in the Merger Agreement (the merger). At the effective time of the merger, or the Effective Time, Neothetics will change its name to Evofem Biosciences, Inc.

Immediately following the effective time of the merger, Neothetics will issue and sell in a private placement transaction $20.0 million of Neothetics’ common stock to Invesco Asset Management, or Invesco, an existing investor in Evofem, at a price per share equal to $2.0677, subject to adjustment for a reverse stock split and as set forth in the Merger Agreement, or the Invesco Financing.

In connection with the merger, the Company filed a registration statement on Form S-4 (No. 333-221592) on November 15, 2017 that was subsequently amended by an Amendment No. 1 to registration statement on Form S-4 (No. 333-221592) filed on December 7, 2017 and filed an accompanying prospectus on December 12, 2017 that contained a joint proxy and information statement. Investors and security holders of the Company and Evofem are urged to read these materials as they contain important information about the Company, Evofem and the merger. The joint proxy statement, information statements, prospectus, and other relevant materials, and any other documents filed by the Company with the SEC, may be obtained free of charge at the SEC web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by the Company by directing a written request to: Neothetics, Inc., 9171 Towne Centre Drive, Suite 250, San Diego, CA 92122, Attention: Investor Relations.

The Company is disclosing the following pro forma balance sheet information in response to a request relating to regulatory approvals for the transaction. The principal difference between the supplemental pro forma condensed consolidated balance sheet below and the pro forma condensed consolidated balance sheet included in the prospectus is that the pro forma adjustment relating to previously estimated one-time transaction expenses in the amount of approximately $4.9 million reflected in the pro forma condensed consolidated balance sheet included in the prospectus and described by footnote A9 therein has been removed from the supplemental pro forma condensed consolidated balance sheet below for pro forma stockholder equity calculation purposes. This information is not intended to revise any prior disclosure included in the prospectus. If the merger is completed, the Company intends to file a Current Report on Form 8-K no later than 71 calendar days after the date the Current Report on Form 8-K reporting the completion of the merger is required to be filed by applicable regulations.

The following supplemental unaudited pro forma condensed consolidated balance sheet gives effect to the merger and the Invesco Financing. The merger is structured as a reverse recapitalization, and Evofem was determined to be the accounting acquirer based upon the terms of the merger and other factors including: (i) Evofem stockholders will own approximately 87% of Neothetics immediately following the effective time of the merger, (ii) Evofem will hold the majority (six of seven) of board seats of the combined company and (iii) Evofem’s management will hold all key positions in the management of the combined company. The transaction will be accounted for as an asset acquisition, in accordance with the accounting guidance under ASU 2017-01. Accordingly, the assets and liabilities of Evofem will be recorded as of the merger closing date at their respective carrying values and the acquired net assets of Neothetics will be recorded as of the merger closing date at their fair value.

The unaudited pro forma condensed consolidated balance sheet as of September 30, 2017 assumes that the merger took place on September 30, 2017 and combines the historical balance sheets of Neothetics and Evofem as of September 30, 2017.

The unaudited pro forma condensed consolidated balance sheet and pro forma adjustments have been prepared based on preliminary estimates. Differences between these preliminary estimates and the final merger will occur and these differences could have a material impact on the accompanying unaudited pro forma condensed consolidated financial statements and the consolidated company’s future results of operations and financial position. The actual amounts recorded as of the completion of the merger may differ materially from the information presented in these unaudited pro forma condensed balance sheet as a result of the amount of cash used by Neothetics’ operations between the signing of the merger agreement and the closing of the merger; the timing of the closing of the merger; and other changes in the Evofem or Neothetics assets and liabilities that occur prior to the completion of the merger.

The unaudited pro forma condensed balance sheet does not give effect to the potential impact of current financial conditions, regulatory matters, operating efficiencies or other savings or expenses that may be associated with the merger. The unaudited pro forma condensed consolidated financial statements have been prepared for illustrative purposes only and are not necessarily indicative of the financial position or results of operations in future periods or the results that would have been realized had Neothetics and Evofem been a consolidated company during the specified periods. The unaudited pro forma condensed consolidated balance sheet should be read in conjunction with the audited consolidated financial statements of Neothetics and Evofem for the year ended December 31, 2016 and the unaudited pro forma condensed consolidated financial statements of Neothetics and Evofem for the nine months ended September 30, 2017 included in the prospectus.

Unaudited Pro Forma Condensed Consolidated Balance Sheet

(in thousands)

As of September 30, 2017

	Historical Evofem Biosciences Inc.	Historical Neothetics Inc.	Pro forma Merger Adjustments	Note	Pro forma Condensed Consolidated
Assets
Current assets:
Cash and cash equivalents	$3,660	$5,750	$20,000	A10	$29,410
Restricted cash	505	—	93	A1	598
Prepaid and other current assets	660	380	—		1,040

Total current assets	4,825	6,130	20,093		31,048
Property and equipment, net	913	23	—		936
Other noncurrent assets	750	93	(93)	A1	750

Total assets	$6,488	$6,246	$20,000		$32,734

Liabilities, convertible preferred stock and stockholders’ (deficit) equity

Current liabilities:
Accounts payable	$5,089	$410	$—		$5,499
Accrued expenses	6,215	795	(143)	A1	6,867
Accrued compensation	2,052	192	143	A1	2,537
			150	A11
Series D 2X liquidation preference	70,610	—	(70,610)	A5	—

Total current liabilities	83,966	1,397	(70,460)		14,903
Deferred rent	131	—	—		131
Other noncurrent liabilities	173	—	—		173

Total liabilities	84,270	1,397	(70,460)		15,207
Convertible preferred stock	121,315	—	(121,315)	A6	—
Redeemable convertible preferred stock	69,992	—	(69,992)	A5	—
Stockholders’ (deficit) equity:
Common stock	81	1	(1)	A3	11
			158	A4
			40	A6
			(5)	A7
			(264)	A8
			1	A10
Additional paid-in capital	18,614	138,332	(133,483)	A3	310,299
			4,849	A2
			(158)	A4
			140,602	A5
			121,275	A6
			5	A7
			264	A8
			19,999	A10
Accumulated deficit	(287,784)	(133,484)	133,484	A3	(292,783)
			(4,849)	A2
			(150)	A11

Total stockholders’ (deficit) equity	(269,089)	4,849	281,767		17,527

Total liabilities, convertible preferred stock and stockholders’ (deficit) equity	$6,488	$6,246	$20,000		$32,734

Pro Forma Adjustments and Assumptions

The pro forma adjustments were based on the preliminary information presently available and includes the adjustments and assumptions below.

A1	Reclassify NEOT restricted cash and accrued bonus and paid-time off payable to conform with EVO balance sheet presentation.

A2.	Expense in-process research and development determined to have no alternative use to Evofem subject to final valuation upon closing of the merger.

A3.	Reflects the elimination of NEOTs historical stockholders’ equity balances, including accumulated deficit.

A4.	Record issuance of 158,490,892 shares of Evofem common stock upon cashless exercise of Invesco Warrant immediately prior to the closing of the merger.

A5.	Reclassify Evofem Series D 2X liquidation preference and Series D redeemable convertible preferred stock to additional paid-in capital.
A6.	Reclassify the net proceeds from Evofem’s issuance of an aggregate of 40,016,067 shares of Evofem convertible preferred stock to common stock at Evofem’s par value ($0.001 per share) and additional paid-in capital, net of par value, upon conversion to Evofem common stock immediately prior to the closing of the merger.

A7.	Reflects the cancellation of 4,759,091 shares of Evofem’s unvested restricted common stock, which will not vest upon closing of the merger.

A8.	Recognize the exchange of 274,866,962 shares of Evofem common stock outstanding immediately prior to the closing of the merger for 82,893,740 shares of Neothetics’ common stock upon closing of the merger.

A9.	Reflects $20.0 million in proceeds from the sale of Neothetics’ common stock to Invesco in the Invesco Financing to be completed immediately after the closing of the merger.

A10.	Not used.
A11.	Accrue Susan Knudson 2017 retention bonus under Neothetics’ 2014 Equity Incentive Plan, as approved by Neothetics’ board of directors in July 2017.

Participants in the Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

The Company and its directors and executive officers and Evofem and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger will be included in the joint proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of the Company is also included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and the proxy statement for the Company’s 2017 Annual Meeting of Stockholders. These documents are available free of charge at the SEC web site (www.sec.gov) and from Investor Relations at the Company at the address described above.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOTHETICS, INC.

Date: January 4, 2018	By:	/s/ Susan A. Knudson
Susan A. Knudson Chief Financial Officer (Principal Executive Officer)